Exhibit 99.1

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On January 26, 2015, we entered into the Purchase Agreement with Meredith pursuant to which we sold certain assets relating to our Shape, Fit Pregnancy and Natural Health brands and magazines, which comprises our Women's Active Lifestyle segment (the "Business"). We received the initial cash consideration of $60 million on January 30, 2015 when the transaction closed. We are further entitled to additional consideration, in the form of a one-time payment following Meredith's 2018 fiscal year, based on 40% of the adjusted operating profit of the combination of our Shape brand and Meredith's Fitness brand, up to $60 million.

Pursuant to the Purchase Agreement, we will continue to publish these magazines with on-sale dates through March 31, 2015, after which Meredith will assume publishing responsibilities for such titles. Effective as of the closing, Meredith assumed control over the digital assets used with Shape, Fit Pregnancy and Natural Health. As a result, our Women's Active Lifestyle segment will have no remaining operations subsequent to March 31, 2015.

The following unaudited pro forma consolidated balance sheet as of September 30, 2014, has been prepared to give effect to the divestiture of the assets of the Business as if it occurred on September 30, 2014. The unaudited pro forma consolidated statement of income (loss) for the six months ended September 30, 2014 and the fiscal years ended March 31, 2014, 2013 and 2012 have been prepared to give effect to the divestiture of the Business as if it occurred on April 1, 2011.

The unaudited pro forma financial information was prepared utilizing our historical financial data derived from the interim consolidated financial statements included in our Quarterly Report on Form 10-Q filed with the SEC on November 14, 2014 and from the audited consolidated financial statements for each of the three years in the period ended March 31, 2014 included in our Annual Report on Form 10-K filed with the SEC on August 15, 2014. The pro forma adjustments are described in the notes to the unaudited pro forma information and are based upon available information and assumptions that we believe are reasonable.

The unaudited pro forma financial information are for informational purposes only and are not necessarily indicative of what our financial performance and financial position would have been had the transaction been completed on the dates assumed nor is such unaudited pro forma financial information necessarily indicative of the results to be expected in any future period.

AMERICAN MEDIA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORM CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2014
(in thousands, except share information)

		(a)
	As Reported	Divestiture in Women's Active Lifestyle Segment	Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$7,560	$59,998	$67,558
Trade receivables, net	31,063	(11,298)	19,765
Inventories	2,797	(899)	1,898
Prepaid expenses and other current assets	25,378	(1,633)	23,745
Total current assets	66,798	46,168	112,966
PROPERTY AND EQUIPMENT, NET:
Leasehold improvements	3,798	—	3,798
Furniture, fixtures and equipment	44,011	(282)	43,729
Less – accumulated depreciation	(26,730)	9	(26,721)
Total property and equipment, net	21,079	(273)	20,806
OTHER ASSETS:
Deferred debt costs, net	6,068	—	6,068
Deferred rack costs, net	4,496	(321)	4,175
Investments in affiliates	438	—	438
Other long-term assets	3,624	—	3,624
Total other assets	14,626	(321)	14,305
GOODWILL AND OTHER IDENTIFIED INTANGIBLE ASSETS:
Goodwill	178,008	(22,064)	155,944
Other identified intangibles, net	261,207	(34,635)	226,572
Total goodwill and other identified intangible assets, net	439,215	(56,699)	382,516
TOTAL ASSETS	$541,718	$(11,125)	$530,593
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Accounts payable	$19,706	$(451)	$19,255
Accrued expenses and other liabilities	35,072	300	35,372
Accrued interest	12,570	—	12,570
Deferred revenues	45,825	(2,559)	43,266
Total current liabilities	113,173	(2,710)	110,463
NON-CURRENT LIABILITIES:
Senior secured notes	365,473	—	365,473
Revolving credit facility	7,600	—	7,600
Other non-current liabilities	6,670	—	6,670
Deferred income taxes	96,281	(16,255)	80,026
Total liabilities	589,197	(18,965)	570,232
COMMITMENTS AND CONTINGENCIES
Redeemable noncontrolling interests	4,259	—	4,259
STOCKHOLDERS' DEFICIT:
Common stock, $0.0001 par value; 100 shares issued and outstanding	—	—	—
Additional paid-in capital	945,037	—	945,037
Accumulated deficit	(996,496)	7,840	(988,656)
Accumulated other comprehensive loss	(279)	—	(279)
Total stockholders' deficit	(51,738)	7,840	(43,898)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$541,718	$(11,125)	$530,593

AMERICAN MEDIA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS)
FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2014
(in thousands)

	Six Months Ended September 30, 2014
		(b)
	As Reported	Divestiture in Women's Active Lifestyle Segment	Pro Forma
OPERATING REVENUES:
Circulation	$86,388	$(3,367)	$83,021
Advertising	55,674	(24,174)	31,500
Other	10,379	(90)	10,289
Total operating revenues	152,441	(27,631)	124,810
OPERATING EXPENSES:
Editorial	18,502	(3,518)	14,984
Production	43,084	(6,539)	36,545
Distribution, circulation and other cost of sales	25,607	(5,417)	20,190
Selling, general and administrative	53,772	(8,776)	44,996
Depreciation and amortization	6,548	(510)	6,038
Impairment of goodwill and intangible assets	18,458	—	18,458
Total operating expenses	165,971	(24,760)	141,211
OPERATING LOSS (INCOME)	(13,530)	2,871	(16,401)
OTHER INCOME (EXPENSES):
Interest expense	(27,798)	—	(27,798)
Amortization of deferred debt costs	(2,057)	—	(2,057)
Other income (expenses), net	299	—	299
Total other expenses, net	(29,556)	—	(29,556)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(43,086)	2,871	(45,957)
INCOME TAX (BENEFIT) PROVISION	(2,271)	1,073	(3,344)
NET LOSS FROM CONTINUING OPERATIONS	$(40,815)	$1,798	$(42,613)

AMERICAN MEDIA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS)
FOR THE FISCAL YEAR ENDED MARCH 31, 2014
(in thousands)

	Fiscal Year Ended March 31, 2014
		(b)
	As Reported	Divestiture in Women's Active Lifestyle Segment	Pro Forma
OPERATING REVENUES:
Circulation	$196,421	$(8,808)	$187,613
Advertising	120,578	(47,625)	72,953
Other	27,222	(442)	26,780
Total operating revenues	344,221	(56,875)	287,346
OPERATING EXPENSES:
Editorial	38,510	(7,640)	30,870
Production	89,195	(13,531)	75,664
Distribution, circulation and other cost of sales	57,241	(11,218)	46,023
Selling, general and administrative	95,731	(17,400)	78,331
Depreciation and amortization	14,203	(768)	13,435
Impairment of goodwill and intangible assets	9,238	—	9,238
Total operating expenses	304,118	(50,557)	253,561
OPERATING INCOME	40,103	6,318	33,785
OTHER EXPENSES:
Interest expense	(58,353)	2	(58,351)
Amortization of deferred debt costs	(1,664)	—	(1,664)
Other expenses, net	(79)	—	(79)
Total other expenses, net	(60,096)	2	(60,094)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(19,993)	6,320	(26,309)
INCOME TAX PROVISION	33,278	2,413	30,865
NET LOSS FROM CONTINUING OPERATIONS	$(53,271)	$3,907	$(57,174)

AMERICAN MEDIA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS)
FOR THE FISCAL YEAR ENDED MARCH 31, 2013
(in thousands)

	Fiscal Year Ended March 31, 2013
		(b)
	As Reported	Divestiture in Women's Active Lifestyle Segment	Pro Forma
OPERATING REVENUES:
Circulation	$212,720	$(9,762)	$202,958
Advertising	107,151	(41,939)	65,212
Other	28,655	(191)	28,464
Total operating revenues	348,526	(51,892)	296,634
OPERATING EXPENSES:
Editorial	40,850	(7,230)	33,620
Production	95,809	(13,802)	82,007
Distribution, circulation and other cost of sales	65,742	(11,786)	53,956
Selling, general and administrative	81,745	(13,892)	67,853
Depreciation and amortization	9,932	(359)	9,573
Impairment of goodwill and intangible assets	54,523	(3,925)	50,598
Total operating expenses	348,601	(50,994)	297,607
OPERATING (LOSS) INCOME	(75)	898	(973)
OTHER EXPENSES:
Interest expense	(59,779)	118	(59,661)
Amortization of deferred debt costs	(1,433)	—	(1,433)
Other expenses, net	(252)	—	(252)
Total other expenses, net	(61,464)	118	(61,346)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(61,539)	1,016	(62,319)
INCOME TAX (BENEFIT) PROVISION	(5,994)	377	(6,371)
NET LOSS FROM CONTINUING OPERATIONS	$(55,545)	$639	$(55,948)

AMERICAN MEDIA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME (LOSS)
FOR THE FISCAL YEAR ENDED MARCH 31, 2012
(in thousands)

	Fiscal Year Ended March 31, 2012
		(b)
	As Reported	Divestiture in Women's Active Lifestyle Segment	Pro Forma
OPERATING REVENUES:
Circulation	$228,683	$(10,817)	$217,866
Advertising	126,117	(53,983)	72,134
Other	31,816	(272)	31,544
Total operating revenues	386,616	(65,072)	321,544
OPERATING EXPENSES:
Editorial	43,008	(8,057)	34,951
Production	112,281	(17,176)	95,105
Distribution, circulation and other cost of sales	77,020	(13,701)	63,319
Selling, general and administrative	79,451	(12,977)	66,474
Depreciation and amortization	8,539	(171)	8,368
Impairment of goodwill and intangible assets	—	—	—
Total operating expenses	320,299	(52,082)	268,217
OPERATING INCOME	66,317	12,990	53,327
OTHER EXPENSES:
Interest expense	(58,423)	—	(58,423)
Amortization of deferred debt costs	(1,584)	—	(1,584)
Other expenses, net	(1,526)	—	(1,526)
Total other expenses, net	(61,533)	—	(61,533)
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	4,784	12,990	(8,206)
INCOME TAX (BENEFIT) PROVISION	(17,509)	4,822	(22,331)
NET INCOME FROM CONTINUING OPERATIONS	$22,293	$8,168	$14,125

AMERICAN MEDIA, INC. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

Sale of Women's Active Lifestyle segment

On January 26, 2015, American Media, Inc. (the “Company”) and its indirect subsidiary Weider Publications, LLC entered into an asset purchase agreement (the "Purchase Agreement") with Meredith Corporation ("Meredith"). The Purchase Agreement provides for the sale of certain assets relating to the Company's Shape, Fit Pregnancy and Natural Health brands and magazines, which comprises the Company's Women's Active Lifestyle segment (the "Business"). The Company received the initial cash consideration of $60 million on January 30, 2015 when the transaction closed. The Company is further entitled to additional consideration (the "Additional Consideration"), in the form of a one-time payment, following the completion of Meredith's 2018 fiscal year. The Additional Consideration will be based upon 40% of the adjusted operating profit of the combination of the Company's Shape brand and Meredith's Fitness brand, up to $60 million.

Pursuant to the Purchase Agreement, the Company will continue to publish the Shape, Fit Pregnancy and Natural Health magazines with on-sale dates through March 31, 2015, after which Meredith will assume publishing responsibilities for such titles. Effective as of the closing, Meredith assumed control over the digital assets used with Shape, Fit Pregnancy and Natural Health.

The Purchase Agreement contains customary representations and warranties, covenants and indemnities for a transaction of this nature.

We expect to use the cash proceeds for general corporate purposes, including, but not limited to, paying down our outstanding debt balances.

Pro Forma Adjustments

(a)
Represents adjustments to reflect the disposition of the assets and liabilities of the Women's Active Lifestyle segment associated with the transaction described above for $60 million in cash. We expect to use the cash proceeds for general corporate purposes, including, but not limited to, paying down our outstanding debt balances. The net assets of the Business disposed of primarily included goodwill and tradename assets with book values of $22 million and $35 million, respectively. The net decrease to accumulated deficit of $8 million represents the estimated after-tax gain on the disposition of the Business as if it occurred on September 30, 2014. This non-recurring gain on the disposition of the Business is appropriately excluded from the pro forma statement of income (loss).

(b)
Represents adjustments to eliminate the direct operating results of the Women's Active Lifestyle segment as if the disposition occurred on April 1, 2011. The effective tax rate was estimated to be 37.4% during the six months ended September 30, 2014 and 38.2%, 37.1% and 37.1% for the fiscal years ended March 31, 2014, 2013 and 2012, respectively.